Exhibit 99.1

Portland General Electric One World Trade Center 121 S.W. Salmon Street Portland, Oregon 97204 News Release

April 25, 2025

Media Contact:	Investor Contact:
Drew Hanson	Nick White
Corporate Communications	Investor Relations
Phone: 503-464-2067	Phone: 503-464-8073

Portland General Electric Announces First Quarter 2025 Results
•First quarter financial results reflect strong energy demand from high-tech and data centers, which drove total quarter-over-quarter load growth of 4.6% and 16.4% industrial load growth
•Reaffirming 2025 adjusted earnings guidance of $3.13 to $3.33 per diluted share

PORTLAND, Ore. -- Portland General Electric Company (NYSE: POR) today reported net income based on generally accepted accounting principles (GAAP) of $100 million, or $0.91 per diluted share, for the first quarter of 2025. This compares with GAAP net income of $109 million, or $1.08 per diluted share, for the first quarter of 2024. After adjusting for the impact of the January 2024 storm, first quarter 2024 non-GAAP net income was $123 million, or $1.21 per diluted share.

“This quarter, PGE advanced key priorities as we served growing customer demand, engaged on important wildfire policy and worked to thoughtfully streamline our operations,” said Maria Pope, PGE President and CEO. “We are laying the foundation for solid results, diligent cost management and strong execution in 2025 and beyond.”

First Quarter 2025 Compared to First Quarter 2024
Total revenues increased due to demand growth from semiconductor manufacturing and technology infrastructure customers, partially offset by lower average price of deliveries from changing delivery mix. Purchased power and fuel expense decreased due to decreased prices for purchased power and fuel. Operating and maintenance and administrative expenses increased due to wildfire mitigation, vegetation management, service restoration work, wages and benefits, and professional services costs. Depreciation and amortization expense and interest expense increased due to ongoing capital investment. Income tax expense increased as a result of lower production tax credit generation.

Company Updates
Battery Storage Projects
The Constable, Sundial and Coffee Creek battery storage systems, a combined 292 MW of energy storage capacity, completed the first full quarter of service in Q1 2025. Including the incoming 200 MW Seaside battery, which is estimated to be in-service in mid-2025, PGE will soon have over 500 MW of total battery storage, providing a vital tool for renewable integration, system reliability and energy price management.

2024 Environmental, Social and Governance Report
In March, PGE released its 2024 Environmental, Social and Governance Report, which details key accomplishments including large customer participation in voluntary clean energy programs, record fish returns at hydro facilities and increases in employee volunteerism. The report highlights record clean energy performance in 2024, with non-emitting resources making up 45% of PGE’s energy mix. This represents a 7% compounded growth rate in PGE’s non-emitting resource mix since 2020.

Quarterly Dividend
As previously announced, on April 18, 2025, the board of directors of Portland General Electric Company approved a quarterly common stock dividend of $0.525 per share. The quarterly dividend is payable on or before July 15, 2025 to shareholders of record at the close of business on June 24, 2025.

2025 Earnings Guidance
PGE is reaffirming its estimate for full-year 2025 adjusted earnings guidance of $3.13 to $3.33 per diluted share based on the following assumptions:
•An increase in energy deliveries between 2.5% and 3.5%, weather adjusted;
•Execution of power cost and financing plans and operating cost controls;
•Normal temperatures in its utility service territory;
•Hydro conditions for the year that reflect current estimates;
•Wind generation based on five years of historical levels or forecast studies when historical data is not available;
•Normal thermal plant operations;
•Operating and maintenance expense between $795 million and $815 million which includes approximately $135 million of wildfire, vegetation management, deferral amortization and other expenses that are offset in other income statement lines;
•Depreciation and amortization expense between $550 million and $575 million;
•Effective tax rate of 15% to 20%;
•Cash from operations of $900 to $1,000 million;
•Capital expenditures of $1,265 million; and
•Average construction work in progress balance of $575 million.

First Quarter 2025 Earnings Call and Webcast — April 25, 2025
PGE will host a conference call with financial analysts and investors on Friday, April 25, 2025, at 11 a.m. ET. The conference call will be webcast live on the PGE website at investors.portlandgeneral.com. A webcast replay will also be available on PGE’s investor website "Events & Presentations" page beginning at 2 p.m. ET on April 25, 2025.

Maria Pope, President and CEO; Joe Trpik, Senior Vice President of Finance and CFO; and Nick White, Manager of Investor Relations, will participate in the call. Management will respond to questions following formal comments.

The attached unaudited condensed consolidated statements of income and comprehensive income, balance sheets and statements of cash flows, as well as the supplemental operating statistics, are an integral part of this earnings release.

Non-GAAP Financial Measures

This press release contains certain non-GAAP measures, such as adjusted earnings, adjusted EPS and adjusted earnings guidance. These non-GAAP financial measures exclude significant items that are generally not related to our ongoing business activities, are infrequent in nature, or both. PGE believes that excluding the effects of these items provides a meaningful representation of the Company’s comparative earnings per share and enables investors to evaluate the Company’s ongoing operating financial performance. Management utilizes non-GAAP measures to assess the Company’s current and forecasted performance, and for communications with shareholders, analysts and investors. Non-GAAP financial measures are supplementary information that should be considered in addition to, but not as a substitute for, the information prepared in accordance with GAAP.

Items in the periods presented, which PGE believes impact the comparability of comparative earnings and do not represent ongoing operating financial performance, include the following:

•Non-deferrable Reliability Contingency Event (RCE) costs resulting from the January 2024 winter storms

Due to the forward-looking nature of PGE’s non-GAAP adjusted earnings guidance, and the inherently unpredictable nature of items and events which could lead to the recognition of non-GAAP adjustments (such as, but not limited to, regulatory disallowances or extreme weather events), management is unable to estimate the occurrence or value of specific items requiring adjustment for future periods, which could potentially impact the Company’s GAAP earnings. Therefore, management cannot provide a reconciliation of non-GAAP adjusted earnings per share guidance to the most comparable GAAP financial measure without unreasonable effort. For the same reasons, management is unable to address the probable significance of unavailable information.

PGE’s reconciliation of non-GAAP earnings for the quarter ended March 31, 2024 is below.

Non-GAAP Earnings Reconciliation for the quarter ended March 31, 2024

(Dollars in millions, except EPS)	Net Income	Diluted EPS
GAAP as reported for the quarter ended March 31, 2024	$109	$1.08
Exclusion of January 2024 storm costs	19	0.18
Tax effect (1)	(5)	(0.05)
Non-GAAP as reported for the quarter ended March 31, 2024	$123	$1.21
(1) Tax effects were determined based on the Company’s full-year blended federal and state statutory rate.

# # #

About Portland General Electric Company
Portland General Electric (NYSE: POR) is an integrated energy company that generates, transmits and distributes electricity to over 950,000 customers serving an area of 1.9 million Oregonians. Since 1889, Portland General Electric (PGE) has been powering social progress, delivering safe, affordable, reliable and increasingly clean electricity while working to transform energy systems to meet evolving customer needs. PGE customers have set the standard for prioritizing clean energy with the No. 1 voluntary renewable energy program in the country. PGE was ranked the No. 1 utility in the 2024 Forrester U.S. Customer Experience Index and is committed to reducing emissions from its retail power supply by 80% by 2030 and 100% by 2040. In 2024, PGE employees, retirees and the PGE Foundation donated $5.5 million and volunteered nearly 23,000 hours to more than 480 nonprofit organizations. For more information visit www.portlandgeneral.com/news.

Safe Harbor Statement
Statements in this press release that relate to future plans, objectives, expectations, performance, events and the like may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements represent our estimates and assumptions as of the date of this report. The Company assumes no obligation to update or revise any forward-looking statement as a result of new information, future events or other factors.

Forward-looking statements include statements regarding the Company's full-year earnings guidance (including assumptions and expectations regarding annual retail deliveries, average hydro conditions, wind generation, normal thermal plant operations, operating and maintenance expense and depreciation and amortization expense) as well as other statements containing words such as "anticipates," "assumptions," "based on," "believes," "conditioned upon," "considers," "could," "estimates," "expects," “expected,” "forecast," "goals," "intends," "needs," "plans," "predicts," "projects," "promises," "seeks," "should," "subject to," "targets," "will continue," "will likely result," or similar expressions.

Investors are cautioned that any such forward-looking statements are subject to risks and uncertainties, including, without limitation: the timing or outcome of various legal and regulatory actions; governmental policies, executive orders, legislative action, and regulatory audits, investigations and actions with respect to allowed rates of return, financings, electricity pricing and price structures, acquisition and disposal of facilities and other assets, construction and operation of plant facilities, transmission of electricity, recovery of power costs, operating expenses, deferrals, timely recovery of costs, and capital investments, energy trading activities, and current or prospective wholesale and retail competition; changing customer expectations and choices that may reduce demand for electricity; the sale of excess energy during periods of low demand or low wholesale market prices; impaired financial stability of vendors and service providers and elevated levels of uncollectible customer accounts; uncertainties associated with energy demand to new data centers, including the concentration of data centers, and the ability to obtain regulatory approvals, environmental, and other permits to construct new facilities in a timely manner; operational risks relating to the Company's generation and battery storage facilities, including hydro conditions, wind conditions, disruption of transmission and distribution, disruption of fuel supply, and unscheduled plant outages, which may result in unanticipated operating, maintenance and repair costs, as well as replacement power costs; delays in the supply chain and increased supply costs, including the application of trade tariffs, available tax credits, failure to complete capital projects on schedule or within budget, failure of counterparties to perform under agreement, or the abandonment of capital projects, which could result in the Company's inability to recover project costs, or impact our competitive position, market share, revenues and project margins in material ways; default or nonperformance of counterparties from whom PGE purchases capacity or energy, which require the purchase of replacement power and renewable attributes at increased costs; complications arising from PGE’s jointly-owned plant, including ownership changes, regulatory outcomes or operational failures; changes in, and compliance with, and general uncertainty surrounding environmental laws and policies, including those related to threatened and endangered species, fish, and wildfire; future laws, regulations, and proceedings that could increase the Company’s costs of operating its thermal generating plants, or affect the operations of such plants by imposing requirements for additional emissions controls or significant emissions fees or taxes, particularly with respect to coal-fired generating facilities, in order to mitigate carbon dioxide, mercury, and other gas emissions; volatility in wholesale power and natural gas prices including but not limited to volatility caused by macroeconomic and international issues and capital market conditions, that could require PGE to post additional collateral or issue additional letters of credit pursuant to power and natural gas purchase agreements; changes in the availability and price of wholesale power and fuels; changes in customer growth, or demographic patterns, including changes in load resulting in future transmission constraints, in PGE’s service territory; changes in capital and credit market conditions, including volatility of equity markets as well as changes in PGE’s credit ratings and outlook on such credit ratings, reductions in demand for investment-grade commercial paper or interest rates, which could affect the access to and availability or cost of capital and result in delay or cancellation of capital projects or execution of the Company’s strategic plan as currently envisioned; trade tariffs, inflation and volatility in interest rates; the impacts of changes in the tax code, including tax rates, minimum tax rates, adjustments made to deferred tax assets and liabilities, and changes impacting the availability of and ability to transfer renewable tax credits; risks and uncertainties related to current or future All-Source RFP projects; the effects of climate change, whether global or local in nature; unseasonable or severe weather conditions, wildfires, and other natural phenomena and natural disasters that could result in operational disruptions, unanticipated restoration costs, third party liability or that may affect energy costs or consumption; the effectiveness of PGE’s risk management policies and procedures; ignitions caused by PGE assets or PGE’s ability to effectively implement a Public Safety Power Shutoffs (PSPS) and de-energize its system in the event of heightened wildfire risk or implement effective system hardening programs; cybersecurity attacks, data security breaches, physical attacks and security breaches, or other malicious acts against the Company or against Company vendors, which could disrupt operations, require significant expenditures, or result in the release of confidential customer, vendor, employee, or Company information; reputational damage from negative publicity, protests, fines, penalties and other negative consequences resulting in regulatory and/or legal actions; employee workforce factors, including potential strikes, work stoppages, transitions in senior management, and the ability to recruit and retain key employees and other talent and turnover due to macroeconomic trends physical attacks upon company employees; widespread health emergencies or outbreaks of infectious diseases, which may affect our financial position, results of operations and cash flows; failure to achieve the Company’s greenhouse gas emission goals or being perceived to have either failed to act responsibly with respect to the environment or effectively responded to legislative requirements concerning greenhouse gas emission reductions; social attitudes regarding the electric utility and power industries; political and economic conditions; acts of war or terrorism; changes in financial or regulatory accounting principles or policies imposed by governing bodies; new federal, state, and local laws that could have adverse effects on operating results; risks and uncertainties related to generation and transmission projects, including, but not limited to, regulatory processes, transmission capabilities, system interconnections, permitting and construction delays, legislative uncertainty, inflationary impacts, supply costs and supply chain constraints; and trade tariffs and related market volatility and supply chain disruptions that could increase PGE’s operating costs, impair PGE’s ability to complete capital projects, and impede access to capital markets. As a result, actual results may differ materially from those projected in the forward-looking statements.

Risks and uncertainties to which the Company are subject are further discussed in the reports that the Company has filed with the United States Securities and Exchange Commission (SEC). These reports are available through the EDGAR system free-of-charge on the SEC’s website, www.sec.gov and on the Company’s website, investors.portlandgeneral.com. Investors should not rely unduly on any forward-looking statements.

POR
Source: Portland General Company

PORTLAND GENERAL ELECTRIC COMPANY AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
AND COMPREHENSIVE INCOME
(Dollars in millions, except per share amounts)
(Unaudited)

	Three Months Ended March 31,
	2025	2024
Revenues:
Revenues, net	$932	$940
Alternative revenue programs, net of amortization	(4)	(11)
Total revenues	928	929
Operating expenses:
Purchased power and fuel	368	405
Generation, transmission and distribution	110	99
Administrative and other	96	95
Depreciation and amortization	140	121
Taxes other than income taxes	46	47
Total operating expenses	760	767
Income from operations	168	162
Interest expense, net	56	51
Other income:
Allowance for equity funds used during construction	5	5
Miscellaneous income, net	5	6
Other income, net	10	11
Income before income tax expense	122	122
Income tax expense	22	13
Net income	100	109
Other comprehensive income	—	1
Net income and Comprehensive income	$100	$110

Weighted-average common shares outstanding (in thousands):
Basic	109,423	101,299
Diluted	109,683	101,467

Earnings per share—basic and diluted	$0.91	$1.08

PORTLAND GENERAL ELECTRIC COMPANY AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in millions)
(Unaudited)

	March 31, 2025	December 31, 2024
ASSETS
Current assets:
Cash and cash equivalents	$11	$12
Accounts receivable, net	473	456
Inventories	111	114
Regulatory assets—current	164	205
Other current assets	215	238
Total current assets	974	1,025
Electric utility plant, net	10,534	10,345
Regulatory assets—noncurrent	633	632
Nuclear decommissioning trust	44	30
Non-qualified benefit plan trust	34	34
Other noncurrent assets	476	478
Total assets	$12,695	$12,544

PORTLAND GENERAL ELECTRIC COMPANY AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS, continued
(Dollars in millions)
(Unaudited)

	March 31, 2025	December 31, 2024
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$281	$365
Liabilities from price risk management activities—current	109	147
Current portion of long-term debt	68	170
Current portion of finance lease obligation	27	27
Accrued expenses and other current liabilities	437	410
Total current liabilities	922	1,119
Long-term debt, net of current portion	4,663	4,354
Regulatory liabilities—noncurrent	1,412	1,440
Deferred income taxes	595	564
Deferred investment tax credits	59	61
Unfunded status of pension and postretirement plans	137	140
Liabilities from price risk management activities—noncurrent	67	72
Asset retirement obligations	293	292
Non-qualified benefit plan liabilities	73	74
Finance lease obligations, net of current portion	273	276
Other noncurrent liabilities	357	358
Total liabilities	8,851	8,750
Commitments and contingencies
Shareholders’ Equity:
Preferred stock, no par value, 30,000,000 shares authorized; none issued and outstanding as of March 31, 2025 and December 31, 2024	—	—
Common stock, no par value, 160,000,000 shares authorized; 109,503,325 and 109,342,251 shares issued and outstanding as of March 31, 2025 and December 31, 2024, respectively	2,123	2,118
Accumulated other comprehensive loss	(4)	(4)
Retained earnings	1,725	1,680
Total shareholders’ equity	3,844	3,794
Total liabilities and shareholders’ equity	$12,695	$12,544

PORTLAND GENERAL ELECTRIC COMPANY AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Three Months Ended March 31,
	2025	2024
Cash flows from operating activities:
Net income	$100	$109
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	140	121
Deferred income taxes	20	37
Pension and other postretirement benefits	2	1
Allowance for equity funds used during construction	(5)	(5)
Alternative revenue programs	4	11
Regulatory assets	(5)	(120)
Regulatory liabilities	(8)	(3)
Tax credit sales	3	1
Other non-cash income and expenses, net	30	22
Changes in working capital:
Accounts receivable, net	(25)	(5)
Inventories	3	(1)
Margin deposits	55	27
Accounts payable and accrued liabilities	(37)	24
Margin deposits from wholesale counterparties	5	—
Other working capital items, net	(28)	(16)
Other, net	(23)	(28)
Net cash provided by operating activities	231	175

PORTLAND GENERAL ELECTRIC COMPANY AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS, continued
(In millions)
(Unaudited)

	Three Months Ended March 31,
	2025	2024
Cash flows from investing activities:
Capital expenditures	$(359)	$(325)
Purchases of Nuclear decommissioning trust securities	(2)	—
Other, net	(15)	(6)
Net cash used in investing activities	(376)	(331)

Cash flows from financing activities:
Proceeds from issuance of common stock	—	78
Proceeds from issuance of long-term debt	310	450
Payments on long-term debt	(102)	—
Issuance (maturities) of commercial paper, net	—	(146)
Dividends paid	(55)	(48)
Other	(9)	(7)
Net cash provided by financing activities	144	327
Change in cash and cash equivalents	(1)	171
Cash and cash equivalents, beginning of period	12	5
Cash and cash equivalents, end of period	$11	$176

Supplemental cash flow information is as follows:
Cash paid for interest, net of amounts capitalized	$43	$26
Cash paid (received) for income taxes, net	(1)	2

PORTLAND GENERAL ELECTRIC COMPANY AND SUBSIDIARIES
SUPPLEMENTAL OPERATING STATISTICS
(Unaudited)

	Three Months Ended March 31,
	2025		2024
Revenues (dollars in millions):
Retail:
Residential	$429	46%	$415	45%
Commercial	242	26	227	24
Industrial	127	14	102	11
Direct Access	9	1	6	1
Subtotal Retail	807	87	750	81
Alternative revenue programs, net of amortization	(4)	—	(11)	(1)
Other accrued revenues, net	4	—	1	—
Total retail revenues	807	87	740	80
Wholesale revenues	100	11	176	19
Other operating revenues	21	2	13	1
Total revenues	$928	100%	$929	100%

Energy deliveries (MWhs in thousands):
Retail:
Residential	2,226	29%	2,243	29%
Commercial	1,632	20	1,628	21
Industrial	1,398	18	1,186	15
Subtotal	5,256	67	5,057	65
Direct access:
Commercial	129	2	120	2
Industrial	443	6	396	5
Subtotal	572	8	516	7
Total retail energy deliveries	5,828	75	5,573	72
Wholesale energy deliveries	1,979	25	2,179	28
Total energy deliveries	7,807	100%	7,752	100%

Average number of retail customers:
Residential	837,109	88%	824,239	88%
Commercial	114,191	12	112,869	12
Industrial	216	—	204	—
Direct access	589	—	514	—
Total	952,105	100%	937,826	100%

PORTLAND GENERAL ELECTRIC COMPANY AND SUBSIDIARIES
SUPPLEMENTAL OPERATING STATISTICS, continued
(Unaudited)

	Three Months Ended March 31,
	2025		2024
Sources of energy (MWhs in thousands):
Generation:
Thermal:
Natural gas	3,117	41%	3,028	40%
Coal	533	7	526	7
Total thermal	3,650	48	3,554	47
Hydro	442	6	393	5
Wind	599	8	590	8
Total generation	4,691	62	4,537	60
Purchased power:
Hydro	1,748	23	1,564	21
Wind	289	4	306	4
Solar	174	2	147	1
Natural Gas	—	—	94	1
Waste, Wood, and Landfill Gas	25	—	39	1
Source not specified	616	9	923	12
Total purchased power	2,852	38	3,073	40
Total system load	7,543	100%	7,610	100%
Less: wholesale sales	(1,979)		(2,179)
Retail load requirement	5,564		5,431

The following table indicates the number of heating degree-days for the three months ended March 31, 2025 and 2024, along with 15-year averages based on weather data provided by the National Weather Service, as measured at Portland International Airport:

	Heating Degree-days
	2025	2024	Avg.

First Quarter	1,772	1,755	1,819
Year-to-date	1,772	1,755	1,819
(Decrease) from the 15-year average	(3)%	(4)%